UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

CLEAN ENERGY FUELS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33480	33-0968580
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Old Ranch Parkway, Suite 400 Seal Beach, California		90740
(Address of Principal Executive Offices)		Zip Code

(562) 493-2804

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                           Submission of Matters to a Vote of Security Holders.

Clean Energy Fuels Corp. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) on May 26, 2010 in Newport Beach, California.  Of the 60,753,443 shares of common stock outstanding and entitled to vote at the Annual Meeting, 54,503,380 shares were present at the Annual Meeting either in person or by proxy, constituting a quorum of 89.71%.  The Company’s stockholders considered and voted on the following three proposals at the Annual Meeting:

(i) The holders of the Company’s common stock elected seven nominees to serve as directors for a term of one year, ending at the time of the next Annual Meeting of Stockholders in 2011 (or until a successor is duly elected) pursuant to the Company’s By-Laws and the applicable laws of the state of Delaware:

	VOTES	VOTES	BROKER
Name of Director	FOR	WITHHELD	NON-VOTES
Andrew J. Littlefair	39,916,612	557,812	14,028,956
Warren I. Mitchell	28,086,807	12,387,617	14,028,956
John S. Herrington	27,581,598	12,892,826	14,028,956
James C. Miller III	39,911,068	563,356	14,028,956
Boone Pickens	39,922,867	551,557	14,028,956
Kenneth M. Socha	28,085,027	12,389,397	14,028,956
Vincent C. Taormina	39,909,212	565,212	14,028,956

(ii) The holders of the Company’s common stock ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2010.

The results of the voting were as follows:

VOTES FOR:  53,936,909

VOTES AGAINST:  395,704

VOTES ABSTAINED:  170,767

(iii) The holders of the Company’s common stock approved an amendment to the Company’s Restated Certificate of Incorporation to increase the total number of shares that the Company is authorized to issue from 100,000,000 total authorized shares to 150,000,000 total authorized shares, of which 149,000,000 shall be authorized for issuance as common stock and 1,000,000 shall be authorized for issuance as preferred stock.

The results of the voting were as follows:

VOTES FOR: 52,342,821

VOTES AGAINST:  1,931,645

VOTES ABSTAINED:  228,914

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2010		Clean Energy Fuels Corp.

	By:	/s/ Richard R. Wheeler
Name: Richard R. Wheeler
Title: Chief Financial Officer